Exhibit 99.1

Imara Announces Launch of Proposed Public Offering

BOSTON, Massachusetts, July 13, 2021 – Imara Inc. (the “Company”) (Nasdaq: IMRA), a clinical-stage biopharmaceutical company dedicated to developing and commercializing novel therapeutics to treat patients suffering from rare inherited genetic disorders of hemoglobin, today announced that it has commenced a proposed underwritten public offering of $50 million of shares of its common stock. All of the shares are being offered by the Company. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional $7.5 million of shares of its common stock.

Morgan Stanley, SVB Leerink and Cantor are acting as joint book-running managers for the proposed offering.

The proposed offering of these securities is being made pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2021 and declared effective on April 8, 2021. A preliminary prospectus supplement relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. This announcement does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

The securities referred to in this release are to be offered only by means of a prospectus and prospectus supplement that form a part of the registration statement. Copies of the preliminary prospectus relating to the offering can be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by email at prospectus@morganstanley.com; or SVB Leerink LLC, One Federal Street, 37th Floor, Boston, Massachusetts, 02110, Attention: Syndicate Department, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@svbleerink.com.

About Imara

Imara Inc. is a clinical-stage biotechnology company dedicated to developing and commercializing novel therapeutics to treat patients suffering from rare inherited genetic disorders of hemoglobin. Imara is currently advancing IMR-687, a highly selective, potent small molecule inhibitor of PDE9 that is an oral, once-a-day, potentially disease-modifying treatment for sickle cell disease and beta-thalassemia. IMR-687 is being designed to have a multimodal mechanism of action that acts on red blood cells, white blood cells, adhesion mediators and other cell types.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the proposed offering and its terms. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the SEC and in other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:

Marin Bergman

Ten Bridge Communications

818-516-2746

marin@tenbridgecommunications.com

Investor Contact:

Michael Gray

617-835-4061

mgray@imaratx.com